$1,246,416,000
                              THE MONEY STORE INC.
                The Money Store Trust Asset Backed Certificates,
                                  Series 1998-B
                                PRICING AGREEMENT
                                                                 August 17, 1998


First Union Capital Markets, a division
  of Wheat First Securities, Inc.
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina  28288-0600

     Reference is made to the Underwriting Agreement, dated August 7, 1998 (the "Underwriting Agreement"), relating to $1,246,416,000 aggregate principal amount of The Money Store Trust Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9 (collectively, the "Pool I Certificates"), Class AV (the "Pool II Certificates"), Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, and Class BH (collectively, the "Pool III Certificates," and together with the Pool I Certificates and the Pool II Certificates, the "Offered Certificates"). Pursuant to the Underwriting Agreement, The Money Store Inc. (the "Company") agrees with First Union Capital Markets, a division of Wheat First Securities, Inc., as representative of the Underwriters, that the Initial Class Certificate Balance and the Pass-Through Rates, shall be as follows:

                           Initial Class                    Pass-
                            Certificate                    Through
       CLASS                 BALANCE                       RATE(1)
       -----                 --------                      ------
     Class AF-1              $88,000,000                   6.290%
     Class AF-2              $65,000,000                   6.115%
     Class AF-3             $132,000,000                   6.040%
     Class AF-4              $50,000,000                   6.115%
     Class AF-5              $35,000,000                   6.225%
     Class AF-6              $48,000,000                   6.315%
     Class AF-7              $52,969,000                   6.650%
     Class AF-8              $29,000,000                   6.110%
     Class AF-9              $23,329,000                   6.335%

     Class AV               $524,381,000                    (2)

     Class AH-1              $78,226,000                   6.145%
     Class AH-2              $14,086,000                   6.000%
     Class AH-3              $25,358,000                   6.070%
     Class AH-4              $11,345,000                   6.175%
     Class AH-5               $9,470,000                   6.325%
     Class AH-6              $13,002,000                   6.550%
     Class MH-1              $15,899,000                   6.550%
     Class MH-2              $14,955,000                   7.060%
     Class BH                $16,396,000                   7.895%
     Total
                          $1,246,416,000


     The Offered Certificates will be offered by the Underwriters to the public from time to time, in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

--------

(1) Interest will accrue at the applicable Pass-Through Rate from August 1, 1998 for each Class of Pool I and Pool III Certificates and from August 15, 1998 for the Class AV Certificates.

(2) The Pass-Through Rate for the Class AV Certificates will adjust on one-month LIBOR, as described in the Prospectus Supplement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms. Very truly yours,

                                       THE MONEY STORE INC.


                                       By:
                                          Name:  Michael H. Benoff
                                          Title: Executive Vice President



                                       THE ORIGINATORS LISTED ON
                                       ANNEX A HERETO


                                       By:
                                          Name:  Michael H. Benoff
                                          Title: Senior Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:


FIRST UNION CAPITAL MARKETS, a division
of Wheat First Securities, Inc.


By:  ______________________________
      Name:
      Title:


Acting on behalf of themselves
and as the representative of
the Underwriters of the Offered
Certificates.

                                                                         ANNEX A

                                 THE ORIGINATORS

                         The Money Store/Minnesota Inc.
                            The Money Store/D.C. Inc.
                          The Money Store/Kentucky Inc.
                        The Money Store Home Equity Corp.
                                TMS Mortgage Inc.